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                                                                     Exhibit 23


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The Board of Directors
Patapsco Valley Bancshares, Inc.


       We hereby consent to the incorporation by reference of our report on the consolidated financial statements of Patapsco Valley Bancshares, Inc. as of December 31, 1998, 1997, and 1996, and for the years then ended, and to the references to our firm under the heading "Experts" in the Company's annual report on Form 10-KSB.

                                           /s/ Rowles & Company, LLP

Baltimore, Maryland
March 20, 1999




















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